                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported) May 23, 2002
          -------------------------------------------------------------

                          FIBERNET TELECOM GROUP, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                     333-7841                 52-2255974
(State or Other Jurisdiction    (Commission File Number)      (I.R.S. Employer
       of Incorporation)                                     Identification No.)

                              570 Lexington Avenue
                            New York, New York 10022

                         (Address of principal executive
                           offices including zip code)

                                 (212) 405-6200

                         (Registrant's telephone number,
                              including area code)


                                      N.A.
                                      ----
          (Former name or former address, if changed since last report)

Item 5. Other Events.

         In connection with our ongoing efforts to seek additional financing and to undertake a broader recapitalization of the company, the lenders under our senior secured credit facility have agreed to further extend the due date of the current quarterly interest payment to June 14, 2002. We hope to conclude such financing activities by mid-June, 2002. There can be, however, no assurance that we will be able to successfully consummate a financing or a broader recapitalization on acceptable terms or at all. In addition, any financing or broader recapitalization we undertake may be substantially dilutive to our existing stockholders.

         On May 24, 2002, we issued a press release announcing that we received approval from The Nasdaq Stock Market to transfer our listing from the National Market to the SmallCap Market effective at the opening of trading on May 24, 2002. A copy of the press release is filed as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.                  Description

99.1            Press Release dated May 23, 2002.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 FIBERNET TELECOM GROUP, INC.
                                 (Registrant)

Dated: May 28, 2002              By:    /s/ Michael S. Liss
       ------------                     ----------------------------------
                                        Michael S. Liss
                                        President and Chief Executive Officer